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                                                                   Exhibit 6



              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 6 to the Registration Statement (Form S-6
No. 33-76432) pertaining to the Lincoln Life Flexible Premium Variable Life Account K, and to the use therein of our reports dated (a) January 31, 2000, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 24, 2000, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account K.

                                                         /s/ ERNST & YOUNG LLP

Fort Wayne, Indiana
April 17, 2000